UNITED STATES
                             SECURITIES AND EXCHANGE COMMISSION
                                   Washington, D.C. 20549

                                     _________________

                                          FORM 8-K
                                       CURRENT REPORT

                           Pursuant to Section 13 or 15(d) of the
                              Securities Exchange Act of 1934
                                       MARCH 3, 2003
                             (Date of Earliest Event Reported)

                               DREYER'S GRAND ICE CREAM, INC.
                   (Exact name of registrant as specified in its charter)



        DELAWARE                  0-14190                94-2967523
     (State or other      (Commission File Number)      (IRS Employer
      jurisdiction                                     Identification
    of incorporation)                                       No.)

                       5929 COLLEGE AVENUE, OAKLAND, CALIFORNIA 94618
                (Address of principal executive offices, including Zip Code)
                                       (510) 652-8187
                    (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

      On March 3, 2003, Dreyer's Grand Ice Cream, Inc. ("Dreyer's"), Nestle Ice Cream Company, LLC (NICC), a subsidiary of Nestle Holdings, Inc. (Nestle), and Integrated Brands, Inc., a subsidiary of CoolBrands International Inc., entered into an agreement for the sale and purchase of certain ice cream and distribution assets, contingent upon the completion of the proposed transactions among Dreyer's, NICC and Nestle. The March 4, 2003 press release announcing the transaction with CoolBrands is attached as Exhibit 99.1.

     On March 4, 2003, Dreyer's and Nestle made a joint statement in response to the United States Federal Trade Commission's announcement that it has authorized the initiation of litigation seeking an injunction against Dreyer's proposed transaction with Nestle. The March 4, 2003 press release announcing the response of Dreyer's and Nestle is attached as Exhibit 99.2.

ITEM 7.  EXHIBITS.

            (C)  Exhibits.

                  Exhibit 99.1 Press Release (CoolBrands Transaction), dated March 4, 2003.

                  Exhibit 99.2 Press Release (Response to FTC), dated March 4, 2003.

                                         SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Dreyer's Grand Ice Cream, Inc.

Date:  March 5, 2003                      By:   /S/ WILLIAM C. COLLETT
                                          -----------------------------

                                          Name:  William C. Collett

                                          Title: Treasurer

                                       EXHIBIT INDEX



Exhibit No.                       Description
-----------                       ------------
Exhibit 99.1     Press Release (CoolBrands Transaction), dated March 4, 2003.

Exhibit 99.2     Press Release (Response to FTC), dated March 4, 2003.